UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2011

DST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(I.R.S. Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2011 (the "Grant Date"), the Compensation Committee (the "Committee") of the Board of Directors of DST Systems, Inc. ("Company" or "DST") granted awards of restricted stock units ("RSUs") to certain participants in the Company's 2005 Equity Incentive Plan ("Plan"), including the following DST executive officers expected to be named in the Company's proxy statement for its 2011 annual stockholders' meeting:  Thomas A. McDonnell, Chief Executive Officer; Stephen C. Hooley, President and Chief Operating Officer; Kenneth V. Hager, Chief Financial Officer; Robert L. Tritt, Executive Vice President; and Steven Towle, DST Output's President and Chief Executive Officer (the "Grantees").

The aggregate RSU grants made under the Plan on the Grant Date to each Grantee consist 20% of RSUs ("Time-Vesting RSUs") that vest over a three-year period, and 80% of RSUs ("Performance-Vesting RSUs") that vest based on year-over-year improvements in Company earnings per share as determined by the Committee for purposes of the award agreements ("EPS").  Each RSU is a right to receive a share of Company common stock upon vesting.

The following is a summary of the material terms and conditions of such RSU grants. This summary is not intended to be complete, and is qualified in its entirety by reference to the forms of restricted stock unit agreement included as Exhibits 10.1 and 10.2 to this report and incorporated herein by reference.

Time-Vesting RSUs

Messrs. McDonnell, Hooley, Hager, Tritt and Towle received grants of 5,600, 3,800, 1,500, 2,100, and 2,100 Time-Vesting RSUs, respectively.  Pursuant to the terms of the award, vesting occurs in increments on the second Friday in March (the "March Vest Date") following the calendar anniversary dates of the grant, with 20% vesting after the first anniversary, 30% after the second anniversary, and the remaining 50% after the third anniversary.

Upon a termination of employment in connection with a reduction in force, a business unit divestiture, or retirement (each as defined in the award agreement, and each referred to hereinafter as a "Pro Rata Vesting Event"), Time-Vesting RSUs that are unvested as of the date of the Pro Rata Vesting Event will vest pro rata based on the number of calendar months that have elapsed from the previous March Vest Date (or, for the first tranche one year prior to the initial March Vest Date) and the date of the Pro Rata Vesting Event. However, if the Pro Rata Vesting Event is a reduction in force or business unit divestiture, then no vesting will occur unless at least six months have elapsed from the grant date.  The remaining Time-Vesting RSUs will be forfeited.

In the event of a voluntary or involuntary termination of employment that is not in connection with death, disability, business unit divestiture, reduction in force or retirement, the unvested Time-Vesting RSUs will be forfeited. Any unvested amounts shall vest and become immediately exercisable upon termination of employment by reason of disability, as determined in accordance with the Committee's rules for administration of the Plan, or death.  In the event of a Change in Control (as defined in the Plan), all unvested Time-Vesting RSUs will vest upon a termination without cause or a resignation with good reason (each as defined in the award agreement) following the Change in Control.

The Time-Vesting RSUs are also forfeited if the Grantee violates any of the non-compete, non-use or non-disclosure provisions of the award agreement attached hereto as Exhibit 10.1 which governs the award and which the Grantee must accept in order for the award to be effective.

Performance-Vesting RSUs

Messrs. McDonnell, Hooley, Hager, Tritt and Towle received grants of 22,400, 15,200, 6,000, 8,400, and 8,400 Performance-Vesting RSUs, respectively.  Pursuant to the terms the award, in connection with each year's meeting of the Committee at which the Company's financial results for the preceding calendar year are approved for Plan purposes (beginning with such meeting in 2012), a percentage of the Performance-Vesting RSUs vest in an amount equal to two times the percentage of increase over the previous year's EPS.  The performance years are 2011 through 2015, and any Performance-Vesting RSUs that do not vest on or prior to the March Vest Date in 2016 will be forfeited. The Performance-Vesting RSUs are also forfeited if the Grantee violates any of the non-compete, non-use or non-disclosure provisions of the award agreement attached hereto as Exhibit 10.2 which governs the award and which the Grantee must accept in order for the award to be effective.

Upon a termination of employment in connection with a business unit divestiture (“BUD,” as defined in the award agreement), Performance-Vesting RSUs that are unvested as of the date of the BUD may vest pro rata based on the number of calendar months that have elapsed from the first day of the performance period to the date of the BUD. Pro rata vesting will occur only if any level of goal achievement has been certified prior to or for the performance year in which the BUD occurred (“BUD Year”). If no level of goal achievement has occurred by the date of the BUD, the determination of whether pro rata vesting shall occur is to be delayed until the Committee determines whether goals were achieved for the BUD Year. The remaining Performance-Vesting RSUs will be forfeited.

Further, upon a termination of employment in connection with a reduction in force or retirement (each as defined in the award agreement and each, an "Event"), a number of Performance-Vesting RSUs may vest. The vesting determination will be delayed until the Committee's determination of performance for the year in which the Event occurred (“Event Year”), and the number of Performance-Vesting RSUs that would have vested on the determination date shall vest pro rata based on the number of calendar months the affected Grantee worked in the Event Year. The remaining Performance-Vesting RSUs will be forfeited.

In the event of a voluntary or involuntary termination of employment that is not in connection with death, disability, business unit divestiture, reduction in force or retirement, the unvested Performance-Vesting RSUs will be forfeited. Any unvested amounts shall vest immediately upon termination by reason of disability, as determined in accordance with the Committee's rules for administration of the Plan, or death.

In the event of a Change in Control (as defined in the Plan), one-third of any unvested Performance-Vesting RSUs shall vest annually on each anniversary of the Change in Control, and all unvested Performance-Vesting RSUs will vest upon a termination without cause or a resignation with good reason (each as defined in the award agreement) following the Change in Control. In the event of a retirement that occurs subsequent to a Change in Control, a pro rata portion of the number of Performance-Vesting RSUs that would have vested on the next Change in Control anniversary date shall vest based on the number of months that have elapsed since the Change in Control or the preceding anniversary date.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Award Agreement (Time-Vesting)

10.2	Form of Restricted Stock Unit Award Agreement (Performance-Vesting)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DST Systems, Inc.

By:	/s/ Randall D. Young
Randall D. Young
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Award Agreement (Time Vesting)

10.2	Form of Restricted Stock Unit Award Agreement (Performance-Vesting)